UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 1, 2018

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)
Registrant's telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On May 1, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (“Board”) of Cincinnati Bell Inc. (the “Company”) recommended, and the Board approved and adopted, a new management special bonus program. The program is primarily intended to incentivize key management of the Company to grow, and to create significant enterprise value through such growth, in the IT Services and Hardware business of the Company (“IT Segment”).
The program will be implemented through an award of Business Value Award “points”. A “point” is a measure used to determine the amount of cash, if any, that could be distributed to a participating employee who receives such an award upon the occurrence of certain events. A form of Business Value Award Agreement (the “Agreement”) for the award of such points was approved by the Committee on May 1, 2018. A maximum of 1,000 total points may be awarded to all employees participating in this Business Value Award program for the IT Segment.
The Agreement provides for a specified cash payment to the participating employee in the event that (i) the employee is continuously employed for a two-year period after the date of grant, (ii) a qualifying transaction involving the IT Segment is consummated before May 1, 2023, and (iii) the qualifying transaction generates a Net Value Created by the IT Segment (as defined below). The value of an award granted to a participating employee is equal to the number of points awarded to such employee multiplied by 0.001 multiplied by the Award Pool Amount (as defined below).
For purposes of the determining the amount of an award payable: (i) a “qualifying transaction” means a transaction that would result in the Company selling or transferring (including through an initial public offering) and ceasing to own at least 51% of the fair market value of the assets or equity of the IT Segment; (ii) the “Net Value Created by the IT Segment” means the total consideration received by the Company in a qualifying transaction less the cost of acquisitions and investments made by the Company to inorganically grow the IT Segment (including the OnX Holdings acquisition); and (iii) the “Award Pool Amount” means an amount equal to 10% of the Net Value Created by the IT Segment.
If a qualifying transaction does not occur before May 1, 2023, unless such date is extended because a qualifying transaction is in progress but has not yet closed, the Agreement terminates with no payment to the participating employee. Moreover, if the participating employee’s employment is terminated for any reason (other than a termination for the Employee’s retirement, death or disability), prior to the consummation of a qualifying transaction, then the employee will not receive any payment under the Agreement. In addition, if the qualifying transaction is a result of a “change in control” as defined in the Cincinnati Bell Inc. 2017 Long-Term Incentive Plan (the “2017 LTIP”), the amount of any award payable pursuant to an Agreement may be reduced by any “change in control” payment received by such participating employee under the 2017 LTIP.
The chief executive officer was awarded 100 points and each of the other current named executive officers were awarded 50 points.
The foregoing summary is qualified in its entirety by reference to the form Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Exhibit Description
Exhibit 10.1	Form of Business Value Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date:	May 7, 2018	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President and General Counsel